Exhibit 10.6.2

SECOND AMENDMENT TO LEASE

This Second Amendment To Lease (“2nd Amendment”) is made this 20th day of June, 2018, and shall be effective as of January 1, 2018 (the “Effective Date”), by and between Pontiac Center Investment, LLC, a Michigan limited liability company (the “Landlord”) and United Shore Financial Services, LLC, a Michigan limited liability company (the “Tenant”) with respect to the Lease dated June 28, 2017, as amended pursuant to the First Amendment To Lease dated May 11, 2018 (collectively, the “Lease”) of the premises commonly known as 585 South Boulevard East, Pontiac, Michigan, as more particularly described in the Lease (the “Premises”).

RECITALS:

WHEREAS, following the execution and delivery of the Lease the Landlord and Tenant have agreed and acknowledged that the leasehold improvements made to the Premises by the Tenant have far exceeded the Tenant’s commitment and the Landlord and Tenant desire to amend the Lease to incorporate a tenant improvement allowance as provided in this 2nd Amendment;

NOW, THEREFORE, in consideration of the promises and covenants set forth in this 2nd Amendment, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby severally acknowledged, the Landlord and Tenant hereby agree as follows:

1.    Capitalized Terms. All capitalized terms used in this 2nd Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Lease.

2.    Amendment of Lease. The Landlord and Tenant hereby agree that the Lease shall be amended by adding the following Section 9.3:

“9.3 Landlord agrees to provide an allowance of up to Fourteen Million and 00/100 ($14,000,000.00) Dollars (the “Tenant Improvement Allowance”) upon the terms set forth in this Section 9.3. The Tenant Improvement Allowance may be used to pay the cost of the improvements commissioned by the Tenant, including, without limitation: (a) architectural, engineering and professional fees; (b) construction costs; (c) voice and data wiring; (d) new furniture or used quality furniture acquired from an unaffiliated third party and fixtures; (e) equipment and materials costs (solely concerning or for use in the Premises); (f) the cost of moving expenses; and (g) any other costs and/or expenses which may be approved by the Landlord, in its sole and absolute discretion. The Tenant Improvement Allowance shall be disbursed by Landlord to the contractors and material suppliers on a monthly basis following the delivery to Landlord of appropriate applications for payment accompanied by: (i) sworn statements, conditional waivers of lien and the review and approval of the work by performed by the general contractor or architect; or (ii) paid receipts with respect to materials, furniture, fixtures and personal property. All tenant improvements and work performed by or for Tenant shall comply with all applicable laws, regulations and ordinances, and shall be completed by duly insured contractors, which are licensed if required by applicable law. Upon completion of the tenant improvements, the Tenant shall arrange to provide Landlord with “as-built” plans and copies of all construction contracts, warranties and guaranties concerning all improvements performed by, or at the request of, the Tenant.

3.    Counterparts and Execution. This 2nd Amendment may be executed in any number of counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures and electronically transmitted copies of signatures (e.g., in an Adobe PDF file) shall be deemed valid and binding to the same extent as original signatures.

4.    Ratification of Lease. Except as expressly amended hereby, the Lease shall remain in full force and effect between the Landlord and Tenant and is hereby ratified and affirmed by them.

[Signatures contained on following page]

WHEREFOR, the Landlord and Tenant have executed this 2nd Amendment to the Lease as of the date first set forth above.

LANDLORD:

Pontiac Center Investment, LLC,
a Michigan limited liability company

By:	/s/ Jeffrey A. Ishbia
Jeffrey A. Ishbia
Its:	Manager

TENANT:

United Shore Financial Services, LLC,
a Michigan limited liability company

By:	/s/ Mathew Ishbia
Mathew Ishbia
Its:	Chief Executive Officer